UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        March 14, 2001 (January 24, 2001)


                               SVI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                    0-23049                    84-1131608
(State or other jurisdiction of   (Commission          (I.R.S. Empl. Ident. No.)
incorporation or organization)    File Number)



         12707 High Bluff Drive, Suite 335, San Diego, California       92130
         --------------------------------------------------------       -----
               (Address of principal executive offices)               (Zip Code)


                                 (858) 481-4404
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS
-------    ------------

         On March 8, 2001, SVI Holdings, Inc. ("SVI" or the "Company") announced a number of changes in senior management.

o Kevin O'Neill, age 46, will join SVI as Chief Financial Officer effective April 2, 2001. Mr. O'Neill has held various positions within Anacomp, Inc., a San Diego-based public company, since 1994. His most recent position was Senior Vice President, Corporate Development and Strategic Relations. He joined Anacomp as part of a small team of senior managers responsible for restructuring the company. His recent responsibilities at Anacomp included oversight of Anacomp's strategic marketing initiatives, its public and investor relations activities and its mergers, strategic acquisitions and partnerships. Mr. O'Neill held various retail industry-related positions within Fujitsu-ICL Systems, Inc. (and its predecessors and subsidiaries) from 1982 to 1994, the last of which was Senior Director, Marketing and Development. Mr. O'Neill has a B.A. in Business Management and Economics from Catawba College.

         David L. Reese will continue to serve as Chief Financial Officer and director of the Company until April 2, 2001, after which date he will remain with the Company in other capacities.

o William E. Farrant, age 46, will join SVI as Executive Vice President and General Manager, Retail, effective March 12, 2001. He will oversee the day-to-day operations of SVI's retail division. Mr. Farrant has held various positions within Anacomp, Inc. since 1992. His most recent position was Senior Vice President and General Manager, Document Solutions. The Document Solutions business is Anacomp's largest business unit. Mr. Farrant held various retail industry-related positions within Fujitsu-ICL Systems, Inc. (and its predecessors and subsidiaries) from 1977 to 1992, the last of which was Director, Product Management. Mr. Farrant has a B.S. in Management and an MBA from Pepperdine University.

o William Macfarlane, age 48, has been named as Executive Vice President and General Manager, Client Services. Prior to assuming his current position, he served as SVI's Executive Vice President and General Manager of Enterprise Systems, a position began in October 2000. In the new position, Mr. Macfarlane will report directly to the Chief Executive Officer, and he will be responsible for the ongoing development of SVI's professional services offerings. Prior to joining SVI, Mr. Macfarlane was Managing Director of Scient Corp., focusing on retail technology for Scient's retail and consumer products business unit. From January 1999 to November 1999, he was Senior Vice President and Chief Information Officer at Smart and Final, Inc., a large grocery and broadline foodservice operation, where he was responsible for a number of retail-related technology initiatives. From January 1997 to January 1999, Mr. Macfarlane served as National Director of Technology of Senn-Delaney, a unit of Arthur Andersen now know as Arthur Andersen Retail Business Consulting. During his tenure at Senn-Delaney, he was responsible for integration of the unit's technology practice with its retail consulting practice. From 1989 to November 1996, Mr. Macfarlane held various titles at The Disney Store, Inc., including Vice President, Information Services. During his seven years at the The Disney Store, he oversaw the growth in information technology systems as the chain grew from 30 stores in the U.S. to 700 stories in 10 countries. Mr. Macfarlane has a B.S. in Accounting and an MBA from Robert Morris College.


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

o William C. Witte, age 55, has been named as Executive Vice President and General Manager, Supply Chain Solutions. Prior to assuming his current position, he served as SVI's Executive Vice President and General Manager, Store Systems Group, a position began in July 2000. In the new position, Mr. Witte will report directly to the Chief Executive Officer, and he will be responsible for the expansion of SVI's end-to-end solutions, primarily focusing on increasing SVI's supply chain management offerings. Prior to joining SVI, Mr. Witte held various positions with Fujitsu-ICL Systems Inc. (and its predecessors and subsidiaries) from 1985 to June 2000. His most recent position at Fujitsu-ICL was Vice President, Hardware Consulting Services of ICL Retail Systems. In that position, he led ICL's global product marketing, product management, engineering, systems software and hardware consulting operations through the definition, development, introduction and support of a variety of retail, financial and handheld products. Mr. Witte has an A.S. in Industrial Management from University of Cincinnati.

         In addition, Thomas A. Dorosewicz, the Company's Chief Executive Officer, was appointed to the Company's Board of Directors on January 24, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SVI HOLDINGS, INC.




Date: March 14, 2001                       By: /s/ THOMAS A. DOROSEWICZ
                                               -------------------------
                                               Chief Executive Officer



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